UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

WILSON BANK HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transactions applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 14, 2016

To our Shareholders:

The year of 2015 was a record year for Wilson Bank Holding Company as our enclosed annual report will reflect. Our assets totaled $2.021 billion as of December 31, 2015 which represents $148 million in growth for the year.

Net earnings for 2015 were a record $23.8 million, which is $3.086 million greater than 2014, representing a 14.9% increase. Earnings per share were a record $3.12 increasing from $2.75 per share in 2014. The book value of your stock increased by $2.67 per share for the year while we paid out 20.83% of earnings in dividends. Based on recently reported trades, the market value of your stock is approximately $50.15 per share, up $2.40 per share from December 31, 2014. Our return on average stockholder equity was 11.17% for 2015.

During 2015 we experienced a great year of growth as we developed new products and technology to better serve our customer base. We experienced growth in each of our 25 offices as we experienced an improved economy in the eight counties we serve. We see tremendous growth opportunities for the future. Our new Cookeville office opened in January 2015 and has been very successful as we entered Putnam County.

If you have access to our shareholder portal, we encourage you to vote your proxy via the portal rather than returning by mail. If you need assistance with the portal, please contact Kayla Hawkins (615) 443-5901 or April McCullough at (615) 547-5390.

We deeply thank you for your continued investment in Wilson Bank Holding Company. We encourage you to vote by proxy and to attend our Shareholder Meeting on Tuesday, April 12, 2016 at 7:00 P.M.

Sincerely,

WILSON BANK HOLDING COMPANY

Randall Clemons Jerry Franklin
President/CEO                     Chairman

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Wilson Bank Holding Company:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Wilson Bank Holding Company (the “Company”) will be held on Tuesday, April 12, 2016 at 7:00 p.m. (CDT) at the main office of the Company, located at 623 West Main Street, Lebanon, Tennessee 37087, for the following purposes:

(1)To elect three (3) Class III directors to hold office for a term of three (3) years and one Class II director to hold office for a term of two (2) years and in each case until their successors are duly elected and qualified;
(2)To ratify the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
(3)To consider and act upon a proposal to adopt the Company’s 2016 Equity Incentive Plan;
(4)To vote on a proposed increase in the number of authorized shares of the Company’s Common Stock; and
(5)To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record at the close of business on February 8, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By Order of the Board of Directors,

J. Anthony Patton, Secretary

March 14, 2016

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to be Held on April 12, 2016

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2015 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.

This proxy statement, the Company’s 2015 Annual Report and a proxy card are available at: www.wilsonbank.com.

The Annual Meeting of Shareholders will be held April 12, 2016 at 7:00 p.m. (CDT) at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087. In order to obtain directions to attend the Annual Meeting of Shareholders, please call 615-444-2265. The proposals to be voted upon at the Annual Meeting of Shareholders (each, a “Proposal”), all of which are more completely set forth in this proxy statement, are as follows:

(1)
To elect three (3) Class III directors to hold office for a term of three (3) years and one Class II director to hold office for a term of two (2) years and in each case until their successors are duly elected and qualified;

(2)	To ratify the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)	To consider and act upon a proposal to adopt the Company’s 2016 Equity Incentive Plan;

(4)	To approve an amendment to the Company’s Charter, as amended, to increase the authorized shares of the Company’s common stock, par value $2.00 per share, to 50,000,000; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Our Board of Directors recommends that you vote FOR the approval of Proposal #1, Proposal #2, Proposal #3 and Proposal #4.

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wilson Bank Holding Company (the “Company”) of proxies for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday April 12, 2016, at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087, at 7:00 p.m. (CDT). This proxy material was first mailed to shareholders on or about March 14, 2016.

All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon and will be voted “For” election of the director nominees set out below, “For” the ratification of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, “For” the adoption of the Company’s 2016 Equity Incentive Plan and “For” approval of the amendment to the Company’s Charter to increase the authorized shares of the Company’s common stock, par value $2.00 per share (the “Common Stock”) to 50,000,000 shares (the “Charter Amendment”). A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Only holders of record of the Common Stock at the close of business on February 8, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 7,692,277 shares of Common Stock issued and outstanding, the holders of which are entitled to one (1) vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The approval of the ratification of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, the adoption of the Company’s 2016 Equity Incentive Plan, the approval of the Charter Amendment and any other matters submitted to the shareholders but not proposed in this Proxy Statement will be approved if the number of shares of Common Stock voted in favor of the Proposal exceeds the number of shares of Common Stock voted against it. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting other than those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and “non-votes” are accounted as “present” in determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one (1) proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Pursuant to the rules of the New York Stock Exchange (the “NYSE”), if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors, resulting in a broker non-vote. So long as a quorum is present, a “non-vote” or abstention will have no effect on the approval of the nominees to the Company’s board of directors, the approval of the ratification of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm, the adoption of the Company’s 2016 Equity Incentive Plan, the approval of the Charter Amendment or on approval of any other proposal that properly comes before the Annual Meeting.

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s directors, officers or employees personally or by telephone or other form of electronic communication. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

Wilson Bank and Trust (the “Bank”) is located in Lebanon, Tennessee and is a wholly-owned subsidiary of the Company. The Bank is the only subsidiary of the Company.

STOCK OWNERSHIP

There are no persons who are the beneficial owners of more than 5% of the Company’s Common Stock, its only class of voting securities.

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 8, 2016 (unless otherwise noted), for:

•each of our directors and nominees;

•	each of our executive officers named in the Summary Compensation Table (the “Named Executive Officers”); and

•all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the table are based on 7,692,277 voting shares outstanding as of February 8, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table below has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within sixty (60) days of February 8, 2016 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Company Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)
Directors:
Charles Bell	119,582 (3)	1.56%
Jack W. Bell	70,554 (4)	.92%
J. Randall Clemons (5)	119,449 (6)	1.56%
James F. Comer	18,545 (7)	.25%
Jerry L. Franklin	70,198.92%
John B. Freeman	31,026.41%
William P. Jordan	18,911(8)	.25%
Harold R. Patton	48,819 (9)	.64%
James Anthony Patton	23,365.31%
H. Elmer Richerson (5)	57,374 (10)	.75%

Named Executive Officers:
Gary Whitaker	21,607(11)	.28%
John C. McDearman III	4,976 (12)	.07%
Lisa Pominski	11,196 (13)	.15%

Executive Officers and Directors as a group (13 persons)	616,102 (14)	8.01%
__________________

(1)	The address for each of the directors and executive officers set forth in the table above is 623 West Main Street, Lebanon, Tennessee 37087.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 53,296 held by Mr. C. Bell’s wife.

(4)	Includes 10,773 shares held by or on behalf of Mr. J. Bell’s children and 45,537 shares that are pledged.

(5)	Messrs. Clemons and Richerson are also Named Executive Officers.

(6)
Includes 6,700 shares held by Mr. Clemons’ wife, 42,906 shares held by the Clemons Family Limited Partnership and 300 shares issuable upon exercise of options granted under the Company’s 2009 Stock Option Plan.

(7)	Includes 3,390 shares held by or on behalf of Mr. Comer’s children and/or other dependents and 8,848 shares that are pledged.

(8)	Includes 8,214 shares held by the Jordan Family Trust and 2,244 shares held by the Jordan Irrevocable Trust.

(9)	Includes 24,125 shares held by Mr. H. Patton’s wife.

(10)	Includes 838 shares held by Mr. Richerson’s wife, 6,010 shares that are pledged, and 200 shares issuable upon exercise of options granted under the Company’s 2009 Stock Option Plan.

(11)	Includes 300 shares issuable upon exercise of options granted under the Company’s 2009 Stock Option Plan.

(12)	Includes 500 shares issuable upon exercise of options granted under the Company’s 2009 Stock Option Plan and 4,164 shares that are pledged.

(13)	Includes 1,958 shares held by Ms. Pominski’s husband, 100 shares that are issuable upon exercise of options granted under 2009 Stock Option Plan, and 1,541 shares that are pledged.

(14)	Includes 1,400 shares that are issuable upon exercise of options granted under the Company’s 2009 Stock Option Plan.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of ten (10) members. The Company’s bylaws provide for a minimum of five (5) and maximum of fifteen (15) directors, the exact number to be set by the Company’s Board of Directors. The Company’s charter provides that the Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The terms of three (3) Class III directors expire at the Annual Meeting. These directors are James F. Comer, Jerry L. Franklin, and John B. Freeman. The nomination of each of James F. Comer, Jerry L. Franklin, and John B. Freeman has been approved by the Company’s Board of Directors.

In accordance with the Company’s retirement policy for members of the Company’s Board of Directors, Mr. Harold R. Patton’s term as director will expire at the Annual Meeting. Accordingly, the Board of Directors of the Company has determined that it will reduce the size of the Board of Directors from ten (10) members to nine (9) members immediately following the Annual Meeting. Because applicable provisions of the Tennessee Business Corporation Act require that each class of directors of a classified board be as equal in number as possible, the Company will need to move a director from Class I to Class II at the Annual Meeting as a result of the retirement of Mr. H. Patton. The Board of Directors has selected Charles Bell to move from Class I to Class II, and the nomination of Mr. C. Bell as a Class II director has been approved by the Company’s Board of Directors.

Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. All the nominees currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.

Information Concerning Nominees

The following table contains certain information concerning the nominees and continuing directors, which information has been furnished to the Company by the individuals named below:

Class III Directors (Nominees for Election to the Board; Term to Expire at the 2019 Annual Meeting of Shareholders)
Name(1)	Age	Director Since	Current Position; Prior Business Experience
James F. Comer (2)	57	1996	Director; Owner/President - Comerica Enterprises, Inc. (since 2006); Vice President - Lending and Account Executive of Farm Credit Services of America (1980-1995)
Jerry L. Franklin	78	1987	Director; Retired Businessman; Franchisee Owner of Ponderosa Restaurants (until 2008)
Class II Director (Nominee for Election to the Board; Term to Expire at the 2018 Annual Meeting of Shareholders)
Name(1)	Age	Director Since	Current Position; Prior Business Experience
Charles Bell (2)(4)	77	1993	Director; Owner - Horn Springs Angus Farm, Consultant (since 1995) and President (until 1995) - Lebanon Aluminum Products, Inc.

Class I Directors (Continuing Directors until 2017 Annual Meeting of Shareholders)

Name(1)	Age	Director Since	Current Position; Prior Business Experience
J. Randall Clemons	63	1987	Director; President and Chief Executive Officer of the Company (since 1992); Director and Chief Executive Officer of the Bank (since 1987); Chairman of the Bank’s Board of Directors (since 2002)
William P. Jordan(5)	51	2014	Director: Real Estate Investor and farming operation partner
James Anthony Patton	55	1987	Director; Salesman - Mid Tenn Technologies (since 2003); Salesman and Director of Business Development - Remar Inc. (since 2011)
Class II Directors (Continuing Directors until 2018 Annual Meeting of Shareholders)

Name(1)	Age	Director Since	Current Position; Prior Business Experience
Jack W. Bell (3)(4)	57	1987	Director; Owner - Jack W. Bell Builders, Inc. (since 1994); Vice President of Operations - Lebanon Aluminum Products, Inc. (until 1995)
H. Elmer Richerson	63	1998	Director; Executive Vice President of the Company (since 1992); President of the Bank (since 2002); Executive Vice President of the Bank (1994-2002); Vice President of the Bank (1989-1994)
_____________________________

(1)	All directors serve on the Boards of Directors of the Company and the Bank.

(2)	Messrs. C. Bell and Comer serve on the Advisory Board of Directors of the Smith County branches of the Bank.

(3)	Mr. J. Bell serves on the Advisory Board of Directors of the DeKalb County branches of the Bank.

(4)	Charles Bell is the father of Jack W. Bell.

(5)	Mr. Jordan serves on the Advisory Board of the Rutherford County branches of the Bank.

Director Qualifications

The information describing the current position and prior business experience of each of the nominees and continuing directors above and below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five (5) years and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company.

Mr. J. Bell has extensive real estate construction and development experience as the owner of a building enterprise that engages in residential and commercial construction in the Company’s market areas.

Mr. Jordan has extensive experience in the real estate industry as a real estate investor in Middle Tennessee. He is also involved in a number of community and public service activities in the Company’s market area.

Mr. H. Patton has extensive knowledge of agricultural related businesses located in the Company’s market area and is well known among the agriculture community within the Company’s market area.

Mr. Richerson has extensive experience as a banker in the Company’s market area and is a community leader that is actively involved in a number of community activities. His extensive knowledge of the Bank’s history and his involvement in the day to day operations of the Bank allow him to provide the Board of Directors with company-specific experience and expertise.

Mr. Comer has extensive agricultural expertise having been involved in agricultural-related professions for over 20 years. He also has extensive experience in making loans and other extensions of credit to agricultural borrowers in the Company’s market area.

Mr. Franklin has extensive experience in the restaurant industry, having been the owner of a number of restaurants in the communities served by the Company. He is also actively involved in a number of community activities in the Company’s market area.

Mr. Freeman has extensive experience as a small business owner in the communities that the Company serves and has previously served as a director of another financial institution in the Company’s market.

Mr. C. Bell has extensive experience as a small business owner of a manufacturing business in the Company’s market area as well as expertise in agricultural matters similar to those customers of the Company involved in agricultural related businesses and has previously served as a director of another financial institution in the Company's market.

Mr. Clemons has extensive experience as a banker in the Company’s market area and is a community leader that is actively involved in a number of community activities. He is able to provide insight to the Board of Directors on the factors that impact the Company and the communities the Company serves and his day to day management of the Bank allows him to provide the Board of Directors with company-specific experience and expertise.

Mr. J. A. Patton is a Director of Business Development and a member of the Board of Directors of Hospital Solutions for Remar, Inc. and is responsible for securing contracts with the medical industry. His experience as an employee of that company gives him knowledge of board functions and financials that allows him to offer insight to the Board of Directors on a wide range of matters impacting the Company’s operations.

Director Independence

The Board of Directors has determined that each of the following directors is an “independent director” within the meaning of the listing standards of the NYSE:

James F. Comer;            William P. Jordan;
John B. Freeman;            Harold R. Patton; and
Jerry L. Franklin;            James Anthony Patton

Description of the Board and Committees of the Board

The Company does not have an executive compensation or nominating committee. The Board of Directors of the Company also serves as the Board of Directors of the Bank. The Board of Directors of the Company and the Board of Directors of the Bank,

based upon recommendations by the Personnel Committee of the Board of Directors of the Bank, establish general compensation policies and programs for the Company and the Bank and determine annually the compensation to be paid to Company and Bank employees, including their respective executive officers. The Board of Directors does not believe it is necessary to have a nominating committee because the Boards of Directors of the Company and the Bank work together to develop general criteria concerning the qualifications, recommendations and selection of directors and officers of the Company and the Bank, including considering recommendations made for such positions by shareholders of the Company. All of the Company’s directors participate in the consideration of director nominees.

Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, a director or a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors, nor has the Board of Directors adopted a formal diversity policy for nominees. Rather, the Board of Directors annually reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the then current needs of the Board of Directors with respect to experience, expertise and age. In making recommendations for nominees to the Board of Directors, the Board of Directors seeks to include directors who, when taken together with the other nominees and continuing directors, will create a Board of Directors that offers a diversity of education, professional experience, background, age, perspective, viewpoints and skill. Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Board of Directors.

The Company has not received director nominee recommendations from any shareholders for the terms of any directors whose terms expire at the Annual Meeting commencing in 2016 and expiring in 2019. The Board of Directors will consider nominees recommended by shareholders, provided that such recommendations are submitted to the Board of Directors in writing, describe the reasons why the shareholder finds the recommended person to be a qualified candidate and comply with the requirements of the Company’s Bylaws.

On September 28, 2009, the Board of Directors adopted a retirement policy for board members which requires that a director that served on the Board of Directors as of the policy’s implementation must retire from the Board of Directors at the first annual meeting of shareholders following his or her 80th birthday. Directors elected to the Board of Directors for the first time after the policy’s implementation will be required to retire from the Board of Directors at the first annual meeting of shareholders following the director’s 70th birthday. Mr. H. Patton has reached the mandatory retirement age pursuant to the policy and, accordingly, his service on the Board of Directors will end as of the Annual Meeting.

The Board of Directors of the Company has no standing committees. The Board of Directors of the Bank has ten standing committees consisting of the Audit, Executive, Personnel, Finance, Marketing, Building, Investment, Long Range Planning, Data Processing and Board Relations Committee. The Chairman of the Board of Directors of the Company, Mr. Jerry Franklin is a member of all committees. The Chairman of the Board of Directors of the Bank, Mr. Clemons, and Mr. Richerson are also members of all of the committees with the exception that Mr. Clemons and Mr. Richerson are not members of the Personnel Committee or the Audit Committee. The members of each committee are generally appointed in May of each year and serve until the following May. Therefore, the committee members identified below may not have been on each identified committee for the entire 2015 fiscal year. Unless otherwise provided below, the members identified below are the current members of the applicable committees.

Audit Committee. The Company does not have a separately-designated standing audit committee. The Bank, however, does have a separately-designated standing audit committee, composed of Messrs. J.A. Patton, Comer and Jordan, with Mr. J.A. Patton serving as the committee’s Chairman. The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank. The Audit Committee operates pursuant to the terms of a charter which was adopted by the Board of Directors in December 2004 and amended in February 2009 (the “Audit Committee Charter”). A copy of the Audit Committee Charter is not available on the Company’s website, but was provided as an appendix to the Company’s proxy statement for the 2015 Annual Meeting of Shareholders. All of the Audit Committee’s members are independent under the current listing standards of the NYSE. While the Board of Directors believes that certain of its audit committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that the Company does not have an “audit committee financial expert” as defined by the SEC’s rules and regulations serving on the Audit Committee. The Board of Directors further believes that the current members of the Company’s Board of Directors provide a breadth of experience and level of community relationships that are important to the Company and that the Company does not believe that it could attract an additional director that meets the requirements of an “audit committee financial expert” who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company’s business and the importance of the directors’ knowledge of the local communities served by the Bank. The Audit Committee held five (5) meetings during 2015.

Executive Committee. The Executive Committee is composed of Messrs. C. Bell, Comer, J. Bell, Freeman, and H. Patton, with Mr. Freeman serving as the committee’s Chairman. The Executive Committee reviews corporate activities of the Company and the Bank, makes recommendations to the Board of Directors of the Company and the Bank on their respective policy matters and makes executive decisions on matters that do not require a meeting of the full Board of Directors. The Executive Committee held twelve (12) meetings during 2015.

Personnel Committee. The Personnel Committee, composed of Messrs. Comer, H. Patton, Jordan and J.A. Patton, with Mr. J.A. Patton serving as the committee’s Chairman, considers and recommends to the Board of Directors of the Bank the compensation of the Bank’s personnel, including the Named Executive Officers. This committee, all of the members of which are independent under the listing standards of the NYSE, held five (5) meetings during 2015. This Committee does not have a written charter. Compensation decisions for the Company’s executive officers, including its Named Executive Officers, are made by the Board of Directors of the Company upon recommendation of the Personnel Committee.

The agenda for meetings of the Personnel Committee is determined by its Chairman with the assistance of the Bank’s HR Director and the Company’s Chief Executive Officer. Personnel Committee meetings are regularly attended by the Chairman of the Board, the Chief Executive Officer and the Chief Human Resources Officer. When considering the compensation of Mr. Clemons and Mr. Richerson, the Personnel Committee meets in executive session without Mr. Clemons’s or Mr. Richerson’s participation. The Personnel Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board of Directors of the Bank and the Company. The Bank’s human resources and accounting departments support the Personnel Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs.

Finance Committee. The Finance Committee functions as the credit review board of the Bank. This committee reviews loan applications meeting certain criteria and approves those found creditworthy. In addition, this committee reviews all loans that are funded. The committee is comprised of Messrs. C. Bell, J. Bell, Freeman, H. Patton, Jordan, J.A. Patton, and Comer, with Mr. Comer serving as the committee’s Chairman. The Finance Committee held twelve (12) meetings during 2015.

Marketing Committee. The Marketing Committee is composed of Messrs. C. Bell, Freeman, H. Patton, and J. Bell, with Mr. J. Bell serving as the committee’s Chairman. The Marketing Committee recommends the direction of the marketing efforts of the Company and the Bank. This committee held three (3) meetings during 2015.

Building Committee. The Building Committee is composed of Messrs. Comer, Freeman, and H. Patton, with Mr. H. Patton serving as the committee’s Chairman. This committee makes recommendations to the Company’s and the Bank’s Boards of Directors on the immediate and future building needs of the Company and the Bank. This committee held two (2) meetings during 2015.

Investment Committee. The Investment Committee is composed of Messrs. Freeman, J.A. Patton and C. Bell, with Mr. C. Bell serving as the committee’s Chairman. The Investment Committee reviews and directs the investment portfolio of the Bank. This committee held four (4) meetings during 2015.

Long Range Planning Committee. The Long Range Planning Committee is composed of Messrs. J. Bell, C. Bell, and J.A. Patton, with Mr. J. Bell serving as the committee’s Chairman. This committee explores strategic opportunities available to the Bank and recommends the direction the Bank should take on these matters. This committee held one (1) meeting in 2015.

Data Processing Committee. The Data Processing Committee is composed of Messrs. J. Bell, J.A. Patton, Comer and Jordan, with Mr. J. Bell serving as the committee’s Chairman. The Data Processing Committee reviews the computer hardware and software needs of the Company and the Bank and makes recommendations regarding purchases thereof to the respective Boards of Directors. This committee held four (4) meetings during 2015.

During the fiscal year ended December 31, 2015, the Board of Directors of the Company held thirteen (13) meetings with the Board of Directors of the Bank also meeting fourteen (14) times. Each director attended at least 99% of the aggregate number of meetings of both the Bank’s and the Company’s Boards of Directors and the committees on which such director served. The Company encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders, and all of the Company’s directors attended the 2015 Annual Meeting of Shareholders.

The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders may communicate with any of the members of the Company’s or the Bank’s Board of Directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.

Board Leadership Structure. The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

Board’s Role in Risk Oversight. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors and the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, cyber security, credit operations and regulatory compliance. The Audit Committee also assists the Board of Directors in fulfilling its duties and oversight responsibilities relating to the Company’s or the Bank’s compliance and ethics programs, including compliance with legal and regulatory requirements.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent (10%) of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) beneficial owners are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms and written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent (10%) beneficial owners, if any, were in compliance with all applicable Section 16(a) filing requirements in the 2015 fiscal year, except for one (1) late filing by each of Ms. Pominski, Mr. Jordan, and Mr. Freeman.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Maggart & Associates, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Maggart & Associates, P.C. has served in this capacity for the Company since 1987. A representative of Maggart & Associates, P.C. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

During the fiscal years ended December 31, 2015 and December 31, 2014, the Company incurred the following fees for services provided by Maggart & Associates, P.C.:

	2015	2014

Audit Fees:(a)	$244,318	$270,649
Audit-Related Fees:(b)	$43,466	$51,900
Tax Fees:(c)	$10,566	$2,100

Other Fees:	$—	$—

_____________________________

(a)
Includes fees related to the annual independent audit of the Company’s financial statements, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and fees related to the audit of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Includes fees related to the audit of the Company’s 401(k) plan, the Bank’s U.S. Department of Housing and Urban Development audit, and asset liability review.

(c)	Includes fees related to the preparation of the Company’s tax returns and other tax related assistance.

The Audit Committee considered these fees and concluded that the performance of these services was consistent with Maggart & Associates, P.C.’s independence.

The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Maggart & Associates, P.C., the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Maggart & Associates, P.C. during fiscal 2015.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAGGART & ASSOCIATES, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3 - ADOPTION OF THE COMPANY’S 2016 EQUITY INCENTIVE PLAN

    Our Board of Directors has adopted and recommends that you approve the Wilson Bank Holding Company 2016 Equity Incentive Plan (the “Equity Incentive Plan”). If approved by shareholders, the Equity Incentive Plan will authorize awards in respect of an aggregate of 750,000 shares of Common Stock. If approved by our shareholders, the Equity Incentive Plan will be effective as of April 12, 2016.

The primary purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders.

Our general compensation philosophy is that long-term stock-based incentive compensation should strengthen and align the interests of our officers and employees with our shareholders. We believe that the utilization of stock options have been effective over the years in enabling us to attract and retain the talent critical to the Company. We believe that stock ownership has focused our key employees on improving our performance, and has helped to create a culture that encourages employees to think and act as shareholders. Participants in our long-term incentive compensation program generally include our officers and other key employees.

The Equity Incentive Plan is intended to facilitate our efforts to better align the Company’s long-term awards structure with its business and talent needs and our shareholders’ interests. Unlike our earlier equity incentive plans which only permitted stock options, the Equity Incentive Plan includes a variety of award types that we may grant under the Equity Incentive Plan, including shares of restricted stock, restricted stock units, performance awards and stock options.

If approved by the Company’s shareholders, the Equity Incentive Plan will reserve an aggregate of 750,000 shares for issuance under the plan. We believe this authorization will enable us to implement our long-term stock incentive program, including our increased use of restricted shares, for the life of the plan.

If the Equity Incentive Plan is not approved, we may become unable to provide long-term, stock-based incentives to present and future employees consistent with our current compensation philosophies and objectives.

We believe that our equity award programs have contributed to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain and motivate talented employees is integral to our long-term performance and shareholder returns. We believe that the Equity Incentive Plan will allow us the flexibility to implement our current long-term incentive philosophy in future years as we seek to further better align executive and shareholder interests. For these reasons, we consider approval of the Equity Incentive Plan important to our future success.

The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in Common Stock of the Company. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan is 750,000. Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 100,000 shares of Common Stock authorized under the Equity Incentive Plan may be awarded as incentive stock options. The maximum number of shares with respect to which awards may be granted under the Equity Incentive Plan shall be increased by the number of shares with respect to which options or other awards were granted by the Company as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled or withheld without delivery of the shares after the effective date of the Equity Incentive Plan.

Shares of Common Stock subject to an award under the Equity Incentive Plan but which terminate, expire unexercised or are settled for cash, or are forfeited, cancelled or withheld without delivery of the shares, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of Common Stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines, (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.

In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may, in any calendar year, receive either performance awards or an aggregate amount of options and stock appreciation rights (“SARs”) that relate to more than 10,000 shares of Common Stock, subject to adjustment in certain circumstances. Further, the maximum amount of all performance awards that are settled in cash and that may be granted in any fiscal year under the Equity Incentive Plan is $750,000.

With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Personnel Committee of the Board of Directors (the “Committee”) in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of March 1, 2016, approximately 100 individuals were eligible to participate in the Equity Incentive Plan. However, the Company has not at the present time determined who will receive the shares of Common Stock that will be authorized for issuance under the Equity Incentive Plan or how they will be allocated. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors, for which the Equity Incentive Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, and an “outside director” within the meaning of Section 162(m) and the related regulations promulgated under the Code. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of unencumbered shares that have previously been acquired by the participant which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares. Payment of the option price may be made in such other method as the Committee shall approve including withholding shares of Common Stock issuable upon exercise of an option having a fair market value equal to the option price together with any applicable withholding taxes. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of one or several restricted periods or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units and whether a participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of Common Stock, valued, as determined by the Committee, in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Except as otherwise determined by the Committee, termination of employment prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the performance award. The Committee may in its discretion waive any performance goals or other terms and conditions relating to a performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Equity Incentive Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings or book value per share; (b) net income; (c) return on equity, assets, capital, capital employed or investment; (d) earnings before interest, taxes, depreciation and/or amortization; (e) operating income or profit; (f) operating efficiencies; (g) certain asset quality ratios; (h) allowance for loan losses; (i) net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends; (j) cash flow(s); (k) total revenues or revenues per employee; (l) stock price or total shareholder return; (m) growth in deposits; (n) debt or cost reduction; (o) dividends; (p) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or (q) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (i) restructurings, investments, mergers and acquisitions, discontinued operations, extraordinary items, (ii) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) the effects of changes in tax laws, accounting principles or other such laws or provisions affecting reported results, (iv) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (v) litigation or claims, judgments or settlements or (vi) such other similar matters as may be determined by the Committee.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan is 10,000 and the maximum annual amount of all performance awards that are settled in cash is $750,000.

Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board.

Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, in the event of a change in control, take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such change in control of each or any outstanding award under the Equity Incentive Plan or portion thereof and the shares acquired pursuant thereto upon such conditions (if any), including termination of the participant’s service prior to, upon, or following such change in control, to such extent as the Committee shall determine. The Committee may in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share subject to such award in cash, shares, shares of a corporation or other business entity a party to the change in control, or other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the Common Stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives other than its chief financial officer. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant (b) to employees the Committee expects to be Named Executive Officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. However, as the Named Executive Officers’ compensation increases, the Company’s Board of Directors and Personnel Committee will consider the deductibility limitations of Section 162(m) when establishing the Named Executive Officers’ compensation opportunities, but other considerations, such as providing the Company’s Named Executive Officers with competitive and adequate incentives to remain with the Company and increase the Company’s business operations, financial performance and prospects, as well as rewarding extraordinary contributions, will also significantly factor into the Board of Directors’ and Personnel Committee’s decisions.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2015:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants And Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	37,419	$40.25	36,675
Equity compensation plans not approved by security holders	—	—	—
Total	37,419	$40.25	36,675

Required Vote, Recommendation of the Board. In order for the Equity Incentive Plan to be approved, the number of shares of Common Stock voted in favor of the adoption of the plan must exceed the number of shares of Common Stock voted against the adoption of the plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE WILSON BANK HOLDING COMPANY 2016 EQUITY INCENTIVE PLAN.

PROPOSAL 4 - APPROVAL OF THE CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company’s Charter, as amended, currently authorizes the issuance of 15,100,000 shares of capital stock, with 15,000,000 shares reserved for Common Stock and 100 shares reserved for Organizational Stock. As of February 8, 2016, 7,692,277 shares of Common Stock were issued and outstanding.

On January 25, 2016, the Board unanimously approved and adopted, subject to shareholder approval, a proposed amendment to the Company’s Charter, providing for an increase in the authorized number of shares of capital stock from 15,100,000 to 50,100,000 with 50,000,000 shares reserved for Common Stock and 100 shares reserved for Organizational Stock. In order for the amendment to the Company’s Charter to be approved, the number of shares of Common Stock voted in favor of the amendment must exceed the number of shares of Common Stock voted against the amendment.

If this proposal is approved by the Company’s shareholders at the Annual Meeting, the amendment to the Charter will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, a copy of which is attached hereto as Appendix B and incorporated herein by reference, which filing is expected to take place shortly after the Annual Meeting. The Board believes that it is in the best interests of the Company and all of its shareholders to amend the Charter.

Except as set forth below, the relative rights of the holders of Common Stock under the Charter would remain unchanged. Article 6 of the Charter, as amended by the proposed amendment, is set forth below:

“6. The total number of shares of stock which the corporation is authorized to issue is one hundred (100) shares of Organizational Stock, no par value per share and fifty million (50,000,000) shares of Common Stock, $2.00 par value per share.”

The Board of Directors believes that with the current level of authorized capital stock, the Company is constrained in its ability to pursue strategies intended to support its planned growth and to enhance shareholder value. The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends and splits, acquisitions, equity financings, the Company’s 2016 Equity Incentive Plan and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this proposal.

The amendment to the Company’s Charter will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment to the Company’s Charter is adopted by the shareholders, the Board will have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders except as may be required by applicable law or by the rules of any stock exchange or market on which the Company’s securities may then be listed or authorized for quotation.

The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 5 - OTHER MATTERS

The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

AUDIT COMMITTEE REPORT FOR 2015

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors of the Company. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with it, the firm’s independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Company’s Board of Directors has approved, that the Company’s consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

J. Anthony Patton, Chairman
James F. Comer
William P. Jordan

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Risk Assessment of Compensation Policies

The Board of Directors of the Company and the Bank has reviewed the Company’s and the Bank’s compensation policies as generally applicable to their employees and believes that their policies do not encourage excessive and unnecessary risk taking, and that the level of risk that they do encourage is not reasonably likely to have a materially adverse effect on the Company or the Bank.

Compensation Discussion and Analysis

Compensation Policy and Philosophy. Decisions with respect to compensation of the Company’s and the Bank’s executive officers, including the Chief Executive Officer and the other Named Executive Officers, as identified in the Summary Compensation Table, for fiscal year 2015 were made by the Board of Directors of the Bank based upon recommendations by the Personnel Committee. Decisions regarding the non-equity compensation of the Company’s and the Bank’s executive officers that are not Named Executive Officers are made by the Chief Executive Officer in consultation with such officer’s supervisor. For these officers, the Chief Executive Officer is responsible for establishing the framework for how these individuals are compensated. The components of compensation of executive officers consist of a base salary, an annual cash incentive, amounts contributed (and earnings) under the executive officer’s Executive Salary Continuation Agreement prior to the freezing of the accrual of benefits under these agreements effective October 1, 2012, and thereafter under the Supplemental Executive Retirement Plan Agreements entered into in 2012 and 2015 and matching and profit-sharing contributions under the Company’s 401(k) plan (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Bank or Company). At times, these executive officers have also been awarded equity based compensation in the form of time vested stock options; however, the Personnel Committee and the Chief Executive Officer have historically focused on cash-based compensation that is currently paid out, using stock options primarily in connection with promotions or changes in duties. The Company utilizes the Executive Salary Continuation Agreements and the SERP Agreements (as defined below), each as described in more detail below, to provide for post-retirement or other post-termination payments to the Named Executive Officers. No member of the Personnel Committee served as an officer or employee of the Company or of any of its subsidiaries during 2015.

The overarching policy of the Personnel Committee and the Board of Directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon their individual performance and the performance of the Bank and the Company. The Personnel Committee evaluates both performance and compensation to ensure that the Company and the Bank maintain their ability to attract and retain superior employees in key positions and that compensation packages provided to key employees remain competitive relative to the compensation paid to similarly situated executives of peer companies. The Personnel Committee believes that providing incentives to and rewarding the performance of the Company’s and the Bank’s executive officers enhances the profitability of the Company. To that end, the Personnel Committee believes that the compensation paid to the Company’s and the Bank’s executive officers should include base salary and a significant cash incentive opportunity designed to reward performance as measured against established goals. The Personnel Committee has not historically utilized equity-based compensation as a significant component of the compensation paid to the Named Executive Officers. The Personnel Committee, however, continues to evaluate the possibility of using equity-based awards as a component of total compensation for the Named Executive Officers and may utilize equity-based awards more in the future in connection with, but not limited to, promotions or changes in duties.

Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.
Say on Pay Vote. At our 2014 Annual Meeting of Shareholders, we held our triennial shareholder advisory vote on the compensation of our Named Executive Officers and our shareholders overwhelmingly approved our fiscal year 2013 executive compensation program. Of the 3,983,914 votes cast, 3,926,953, or 98.6%, were cast in favor of approval. The Personnel Committee has considered the results of the vote on our 2013 executive compensation program and concluded that the shareholders support the Company’s compensation policies and procedures which the Personnel Committee believes provide a competitive pay-for-performance package that effectively incentivizes our Named Executive Officers and encourages long-term retention. The Company’s strong financial performance in fiscal year 2015 reinforces the Personnel Committee’s view that our executive compensation program is achieving its objectives, and the Board and the Personnel Committee made no significant changes to the program during the year. The Personnel Committee will continue to consider shareholder views about our core compensation principles and objectives when determining executive compensation.

Base Salary. Each year the Personnel Committee reviews and approves a base salary for Mr. Clemons taking into account several factors, including prior year base salary, responsibilities, tenure, performance, salaries paid to chief executive officers of other financial institutions of a similar size in similar markets, the Bank’s overall pay scale, including retirement benefits payable to Mr. Clemons, and the Bank’s recent performance. Taking these factors into consideration, the Personnel Committee approved an increase of 4% to the 2015 base salary of Mr. Clemons when compared to 2014. In setting the base salaries of the other Named Executive Officers, the Personnel Committee considers the recommendations of Mr. Clemons, who makes his recommendations regarding these salaries based on the same factors as are considered by the Personnel Committee in setting Mr. Clemons’s base salary. Based on those criteria, the Personnel Committee approved a 4% increase to the 2015 base salary of Mr. Richerson and a 3% increase to the 2015 base salary of Mr. Whitaker. Mr. McDearman and Ms. Pominski each received increases of approximately 10.85% and 10%, respectively, over their fiscal 2015 base salaries in a continuing effort to raise their compensation to levels that are competitive within the Company’s market areas.

Annual Cash Incentive. Messrs. Clemons, Richerson, Whitaker, and McDearman are eligible for an annual cash incentive, which we refer to as a bonus, pursuant to a percentage formula determined by the Board of Directors that is based upon the Company’s after tax earnings for the fiscal year. In 2015, Mr. Clemons was eligible for a cash incentive payment equal to 1.5% of the Company’s after tax earnings, while Mr. Richerson was eligible for a cash incentive payment equal to 1.15% of the Company’s after tax earnings. In total, Mr. Clemons and Mr. Richerson were paid cash incentive payouts totaling $357,181 and $274,189, respectively. In 2015, Mr. Whitaker and Mr. McDearman were eligible for a cash incentive payment equal to .57% of the Company’s after tax earnings. In total, Mr. Whitaker and Mr. McDearman were each paid cash incentive payments totaling $136,659. Because Mr. Clemons’s, Mr. Richerson’s, Mr. Whitaker’s, and Mr. McDearman’s cash incentive awards are a percentage of the Company’s after tax earnings, the Company’s performance directly impacts the size of these payments. As the Company’s performance improves, the cash payments similarly increase.

Ms. Pominski was eligible for, and received, a cash incentive payment determined by the return on assets (“ROA”) performance of the Bank, which payment was calculated on a basis consistent with the Bank’s other employees other than Messrs. Clemons, Richerson, Whitaker, and McDearman whose cash incentive payments were calculated as described above. ROA is the quotient of the Company’s 2015 net earnings divided by the Company’s average assets for 2015. For 2015, the ROA targets and related cash incentive payouts as a percentage of the base salary of Ms. Pominski was 10.5% at 1.0 ROA, 11.5% at 1.15 ROA and 12.5% at 1.25 ROA. In 2015, the Bank’s ROA was 1.25%. The Personnel Committee and the Board of Directors approved the payout of a cash bonus totaling 12.50% of the base salary for Ms. Pominski, or $23,137.

Ms. Pominski was also eligible to receive monthly cash payments under the Company’s cash-based incentive plan upon the attainment of certain Company and individual performance goals. For Ms. Pominski, these goals included income and expense controls and new product effectiveness. Incentives paid to Ms. Pominski in 2015 related to these performance goals totaled $24,000, which was 100% of the maximum amount that Ms. Pominski was eligible to receive in monthly cash payments under the Company’s cash-based incentive plan.

401(k) Plan and Profit Sharing Contributions. All employees, including executive officers participating in the Bank’s 401(k) Plan receive a matching grant of $.35 from the Bank for each one dollar ($1) up to a maximum of 6% of the amount contributed each year by the employee to his or her 401(k) account. No employee was entitled to contribute more than $18,000 in 2015. The Bank historically has also contributed additional funds into each employee’s 401(k) account under a profit-sharing arrangement. During 2015, Messrs. Clemons, Richerson, Whitaker, McDearman and Ms. Pominski received contributions totaling $25,408, $25,408, $24,347, $24,687 and $20,513, respectively, as compared to $24,960, $24,960, $23,842, $23,842 and $18,280, respectively, in 2014.

Post-Termination Benefits. The Bank has entered into Executive Salary Continuation Agreements with certain of its senior executive officers, including Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski, which agreements were amended on December 30, 2008 and on November 23, 2012. The Executive Salary Continuation Agreements were amended during 2008 to bring the agreements into compliance with the requirements of Internal Revenue Code Section 409A, along with simplifying the calculation of the benefits received at retirement. In November 2012, each of the Named Executives Officers and the Bank entered into (i) an amendment to the Named Executive Officers’ Executive Salary Continuation Agreements (the “Frozen Plans”) to freeze future benefit accruals thereunder as of October 1, 2012 and (ii) the SERP Agreements for the benefit of the Named Executives Officers effective as of October 1, 2012 (the “2012 SERP Agreements”). On May 22, 2015, additional SERP Agreements were entered into with Messrs. Whitaker, McDearman, Richerson and Clemons and Ms. Pominski (the “2015 SERP Agreements” and together with the 2012 SERP Agreements, the “SERP Agreements”). The benefits from the Frozen Plans plus benefits from the 2012 SERP Agreements provide total benefits that are substantially equivalent with the original benefits of the Frozen Plans. The 2015 SERP Agreements were entered into on May 22, 2015 for the purpose of making the normal retirement benefit for all executives officers equal to 30% of base salary.

The Frozen Plans and the SERP Agreements are unfunded arrangements maintained primarily to provide supplemental retirement benefits. The primary impetus for freezing the Executive Salary Continuation Agreements and establishing the 2012 SERP Agreements involved a net decrease in compensation expense for the Bank of approximately $1.9 million over the life of the Frozen Plans.

The Frozen Plans froze the accrual of benefits under the Executive Salary Continuation Agreements so that no additional benefits (including disability and death benefits thereunder) could be accrued under the Executive Salary Continuation Agreements, as amended, on or after October 1, 2012, and clarified that the frozen disability benefit under each of the Executive Salary Continuation Agreements, as amended, would be paid until the applicable Named Executive Officer’s normal retirement age at which time such benefit would be reduced to the normal retirement benefit provided for under the applicable Executive Salary Continuation Agreement, as amended, for the remaining benefit payment period for the normal retirement benefit.

The SERP Agreements were entered into to provide certain supplemental nonqualified pension benefits to the Named Executive Officers in coordination with the freezing of the benefits under the executive’s Executive Salary Continuation Agreement. The SERP Agreements when combined with the Executive Salary Continuation Agreements, as amended, are designed to provide the Named Executive Officers with a targeted percentage of final salary for the remainder of each of the executive’s lives following their separation from service for normal or early retirement. The Bank purchased Flexible Premium Indexed Deferred Annuity Contracts in 2012 and in 2015 to fund the benefits under the SERP Agreements. The Executive Salary Continuation Agreements, as amended, and the SERP Agreements together provide for the payment of an annual cash benefit to each of the Named Executive Officers (or their beneficiaries) following the executive’s separation from service from the Bank under a variety of circumstances including both the executive’s voluntary termination of the executive’s employment with the Bank and the involuntary termination of the executive by the Bank without cause (except that the 2015 SERP Agreements do not provide for an early termination benefit). The payments are made partially from the Executive Salary Continuation Agreement, as amended, and partially from the SERP Agreements for 180 months following a Named Executive Officers termination of service (in most cases) and then a portion of the payments then continue for the remainder of the executive’s life under the SERP Agreements.
Upon a Named Executive Officer’s separation from service with the Bank for any reason other than death or disability after reaching age sixty-five (65), he or she is entitled to receive a percentage of his or her then current base salary from the Executive Salary Continuation Agreement, as amended, and the SERP Agreements payable in equal monthly installments for 180 months beginning the month following the month in which the executive’s retirement occurs. Following the end of the 180-month period, the SERP Agreements will continue a portion of this payment for the remainder of the executive’s life. The targeted normal retirement benefit is a percentage of salary payable to the Named Executive Officers upon such separation from service equal to 30% of his or her base salary for 180 months following the executive’s retirement and then a smaller payment for the remainder of the Named Executive Officer’s life commencing on the first full day of the second month following the Named Executive Officer’s separation from service with the Bank. If a Named Executive Officer retires prior to reaching age 65, his or her retirement will be considered an “early retirement” under the Executive Salary Continuation Agreement, as amended, and the 2012 SERP Agreement if he or she has attained the age of 55 and has been continuously employed by the Bank for twenty (20) years. If a Named Executive Officer’s retirement qualifies as an “early retirement,” then he or she shall be entitled to receive a benefit equal to the executive’s then accrued balance under the Executive Salary Continuation Agreements, as amended, and the 2012 SERP Agreements, payable in equal monthly installments for 180 months beginning the month following the month in which the executive’s early retirement occurs. In the case of early retirement, following the end of the 180-month period, the 2012 SERP Agreement will continue a portion of the early retirement payments for the remainder of the executive’s life. In the event that the Named Executive Officer separates from service with the Bank prior to his or her reaching age 65 for any reason other than death or disability or a change in control, the 2015 SERP Agreement for the Named Executive Officer will terminate and such executive will not be entitled to any of the benefits under the 2015 SERP Agreement, but, in the case of Messrs. Whitaker and McDearman and Ms. Pominski, the executive will be entitled to an annual “early termination” benefit payable for 180 months under the Executive Salary Continuation Agreement and for life under the 2012 SERP Agreement. At December 2015, this annual benefit was $15,180, $2,525 and $2,558 under the Executive Salary Continuation Agreement for Messrs. Whitaker and McDearman and Ms. Pominski, respectively, and was $10,605, $857 and $1,602 under the 2012 SERP Agreement for Messrs. Whitaker and McDearman and Ms. Pominski, respectively. These payments commence at normal retirement age under the Executive Salary Continuation Agreement and upon separation from service under the 2012 SERP Agreements.

In the event that an Named Executive Officer becomes disabled prior to reaching age 65, the Bank is obligated to pay to the executive an annual benefit equal to 60% of the Named Executive Officer’s base salary and bonus at the time of disability under the terms of the Executive Salary Continuation Agreement, as amended, and the 2012 SERP Agreement, payable in equal monthly installments until the Name Executive Officer’s 65th birthday. Following that date, the disability benefit under the Executive Salary Continuation Agreement and the 2012 SERP Agreement is reduced to the Named Executive Officer’s normal retirement benefit under the Executive Salary Continuation Agreement and the 2012 SERP Agreement for the number of months necessary for a total of 180 monthly payments to have been made to the Named Executive Officer. In addition, the Named Executive

Officer is entitled to receive payment under the 2015 SERP Agreement in an amount equal to a percentage of his or her normal retirement benefit. The percentage of the Named Executive Officer’s normal retirement benefit payable is calculated based on the ratio of the account balance on the date of separation from service as a result of disability to the projected account balance at normal retirement age (65) multiplied by the amount payable at normal retirement age. This benefit will commence at normal retirement age and continue for the remainder of the Named Executive Officer’s life.

In the event that the Named Executive Officer dies before he has a separation from service with the Bank, his beneficiary is entitled to receive a payment equal to the amount of the liability that should at that time have been accrued by the Bank under generally accepted accounting principles for the Named Executive Officer under the Executive Salary Continuation Agreement and SERP Agreements, payable in a lump sum no later than thirty (30) days (or in the case of the 2015 SERP Agreement, 60 days) from the date of Named Executive Officer’s death. In addition, the Named Executive Officer’s beneficiary is entitled to receive under a split dollar life insurance arrangement (the “Split Dollar Benefit”) a death benefit the amount of which as of December 31, 2014 was approximately equal to $1,300,000, $774,000, $515,000, $382,000 and $275,700, in the case of Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski, respectively. In the event that the Named Executive Officer dies after retirement benefit payments have commenced under the Executive Salary Continuation Agreement and SERP Agreements, but before he or she has received 180 monthly payments, the Bank will continue to pay the Named Executive Officer’s beneficiary those payments until a total of 180 monthly payments have been made to the Named Executive Officer and/or his or her beneficiary.

In the event there is a change in control of the Bank, the normal retirement benefit under the SERP Agreements becomes fully vested and will be paid to the Named Executive Officer in equal monthly installments for the remainder of his or her life. A change in control will be deemed to have occurred if a “change in ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Bank occurs, as such terms are defined in Treasury Regulation §1.409A-3(i)(5) or any subsequent, applicable Treasury Regulation.
Additional Life Insurance Benefits. On April 14, 2014, the Bank entered into an Executive Survivor Income Agreement (the “Executive Survivor Income Agreement”), with each of Messrs. Whitaker and McDearman and Ms. Pominski and a Director Survivor Income Agreement (the “Director Survivor Income Agreement”) with each of Messrs. Clemons and Richerson. The Executive Survivor Income Agreements and the Director Survivor Income Agreements were entered into to encourage the Named Executive Officers to remain in service to the Bank by the Bank providing certain survivor income benefits to designated beneficiaries if the Named Executive Officer dies prior to the termination of his or her employment, in the case of Messrs. Whitaker and McDearman and Ms. Pominski, or service on the Bank’s Board of Directors in, the case of Messrs. Clemons and Richerson.
In the event that Messrs. McDearman and Whitaker or Ms. Pominski is removed from office with cause or Messrs. Clemons or Richerson is removed from the Board of Directors or any Named Executive Officer is permanently prohibited from participating in the Bank’s activities by an order of the Bank’s regulators, or terminated for “cause”, in each case prior to such person’s death, all obligations of the Bank under the Executive Survivor Income Agreement or Director Survivor Income Agreement, as applicable, shall terminate. Cause under these agreements means the Bank has terminated the Named Executive Officer’s employment or service on the Board of Directors, as applicable, for any of the following reasons: (i) gross negligence or gross neglect of duties; (ii) commission of a felony or of a gross misdemeanor involving moral turpitude; or (iii) fraud, disloyalty, or willful violation of any law or significant Bank policy committed in connection with the Named Executive Officer’s employment or service on the Board, as applicable, and resulting in an adverse effect on the Bank.
The amounts payable to the Named Executive Officers’ beneficiary under the Executive Survivor Income Agreements or the Director Survivor Income Agreement, as applicable, vary and, in some instances, are reduced based on the age of the Named Executive Officer at the time his or her employment or service on the Board of Directors is terminated. As of December 31, 2015, the amount payable under the agreements with each of the Named Executive Officers was $400,000. The Bank will pay the benefits due under the Executive Survivor Income Agreements and the Director Survivor Income Agreements from its general assets, but only so long as one of the Bank’s general assets is an enforceable life insurance policy on the Named Executive Officer’s life that was issued by Massachusetts Mutual Life Insurance Company and Midland National Life Insurance Company.

Automobile Allowance. In addition to the above-described compensation, the Company provided fuel allowances in 2015 of $2,280, $1,920, $3,696 and $2,880 for each of Messrs. Clemons, Richerson, Whitaker and McDearman, respectively.

2016 Base Salary Adjustment. For 2016, base salaries have been set at $432,942, $337,910, $243,954, $262,500 and $180,180 for Messrs. Clemons, Richerson, Whitaker and McDearman, and Ms. Pominski, respectively.

Section 162(m). Section 162(m) of the Code limits the Company’s ability to deduct certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to certain of the Company’s other Named Executive Officers. This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” The Company has not historically sought to qualify the Company’s annual cash incentive payments as performance-based compensation in light of the fact that the total compensation paid to the Company’s Named Executive Officers has not historically exceeded $1 million. Going forward, as the Named Executive Officers’ compensation increases, the Company’s Board of Directors and Personnel Committee will consider the deductibility limitations of Section 162(m) when establishing the Named Executive Officers’ compensation opportunities, but other considerations, such as providing the Company’s Named Executive Officers with competitive and adequate incentives to remain with the Company and increase the Company’s business operations, financial performance and prospects, as well as rewarding extraordinary contributions, will also significantly factor into the Board of Directors’ and Personnel Committee’s decisions. In this regard, the Personnel Committee and the Board of Director each believes that shareholder interests are best served if the Personnel Committee and Board of Directors each retains discretion and flexibility in awarding compensation to the Company’s Named Executive Officers, and the Personnel Committee and Board of Directors may from time to time approve payment of compensation that is outside the deductibility limitation of Section 162(m).

Personnel Committee Report On Executive Compensation

The Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2015 with management. In reliance on the reviews and discussions referred to above, the Personnel Committee recommended to the Boards of Directors of the Company and the Bank, and each of the Boards of Directors has approved, that the CD&A be included in the proxy statement for the Annual Meeting.

J. Anthony Patton, Chairman
James F. Comer
William P. Jordan
Harold Patton

The foregoing report of the Personnel Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under such acts.
Employment Agreements
The Company does not have employment agreements with any of its personnel, including the Named Executive Officers. However, the Company has entered into non-competition agreements with its Named Executive Officers and other employees, which would prevent such persons in most circumstances, from competing with the Bank for one (1) year following their termination. In addition, these persons are parties to Executive Salary Continuation Agreements, SERP Agreements and equity incentive plans, the benefits of which would cease to accrue upon the termination of the person’s employment with the Company or the Bank.
Potential Payments Upon Termination or Change in Control
For a discussion of the amounts payable under each of the Named Executive Officer’s Executive Salary Continuation Agreement and SERP Agreements in the event that a Named Executive Officer’s employment terminated on account of disability, retirement or death, see the discussion beginning on page 12 above. In the event that the employment of a Named Executive Officer terminates for any reason other than death, disability or early or normal retirement by his or her voluntary action or he or she is discharged by the Bank without cause, the Bank is required to pay to the executive the vested portion of his or her accrual balance under the Executive Salary Continuation Agreement, as amended, and the SERP Agreements as of the date of termination in equal monthly installments for a period of 180 months commencing on the first month following the executive’s 65th birthday.
The payment of benefits under the Executive Salary Continuation Agreements, as amended, is contingent on the Named Executive Officer not competing with the Bank for one (1) year after termination of employment. In the event there is a change in control of the Bank, the normal retirement benefit under the Executive Salary Continuation Agreements, as amended, and the SERP Agreements becomes fully vested in the normal retirement benefit without regard to the non-competition agreement and will be paid in equal monthly installments commencing thirty (30) days following the change in control and continuing for the remainder of the executive’s life. A change in control will be deemed to have occurred if a “change in ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Bank occurs, as such terms are defined in Treasury Regulation §1.409A-3(i)(5) or any subsequent, applicable Treasury Regulation.

At December 31, 2015, the accrual balance and vested balance for each of the Named Executive Officers was as follows:

Named Executive Officer	Accrual Balance at December 31, 2015	Vested Balance at December 31, 2015

J. Randall Clemons	$1,192,085	$1,192,085
Elmer Richerson	889,469	889,469
Gary Whitaker	254,319	—
John McDearman	44,151	—
Lisa Pominski	49,765	—

At December 31, 2015, each of the Named Executive Officers was vested in the following percentages:

Named Executive Officer	Percentage Vested at December 31, 2015

J. Randall Clemons	100%
Elmer Richerson	100%
Gary Whitaker	—
John McDearman	—
Lisa Pominski	—

The Bank has purchased life insurance policies or other assets to provide the benefits payable to the Named Executive Officers and other executive officers that are a party to Executive Salary Continuation Agreements, as amended, and the SERP Agreements with the Bank. These insurance policies are the sole property of the Bank and are payable to the Bank. At December 31, 2015, the total liability of the Bank to the Named Executive Officers under the Executive Salary Continuation Agreements, as amended, and the SERP Agreements totaled $2,429,789 while the cash surrender value and face amount of the policies associated with these Named Executive Officers totaled approximately $5,894,124 and $9,106,678, respectively.

In the event that there was a change in control of the Company on December 31, 2015, all outstanding options that were then unvested would have vested. At that date, Messers. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski held 1,500, 1,000, 800, 600, and 600 unvested options, respectively. Accelerated vesting of stock option amounts are calculated as the difference between the sales price of our Common Stock on December 31, 2015 (or the date closest to December 31, 2015) ($50.15 per share) and the respective exercise prices of in-the-money unvested stock options. Therefore, the value of these unvested options (the closing sales price less the exercise price) was $18,600, $12,400, $3,920, $5,940 and $6,240, respectively for Messers. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski.

Had a Named Executive Officer died on December 31, 2015, his or her designated beneficiary would have been entitled to receive a payment of $400,000 from the Bank pursuant to the terms of the Named Executive Officer’s Executive Survivor Income Agreement or the Director Survivor Income Agreement, as applicable, and the Split-Dollar Benefit described above.

Had a Named Executive Officer been terminated on December 31, 2015, such officer would have received the full amount of his or her annual cash incentive payment earned for the year ended December 31, 2015. These amounts are reflected in the Summary Compensation Table below.

2015 Summary Compensation Table

The following table provides information as to annual, long-term or other compensation during the 2013, 2014 and 2015 fiscal years for Mr. Clemons, the Company’s Chief Executive Officer, Ms. Pominski, the Company’s Chief Financial Officer, and the three (3) most highly compensated executive officers of the Company or the Bank other than the Chief Executive Officer and Chief Financial Officer with total compensation over $100,000 for the year ended December 31, 2015.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compen-sation ($) (g)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings(2) ($) (h)	All Other Compensation (3)(4)(5) ($) (i)	Total ($) (j)

J. Randall Clemons, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank	2015 2014 2013	$416,290 400,278 384,883	— — —	— — —	— — —	357,181 306,304 234,634	145,894 133,970 126,090	91,448 91,877 87,179	1,010,813 932,429 832,786

Lisa Pominski, Chief Financial Officer of the Company and the Bank	2015 2014 2013	171,600 157,200 135,127	— — —	— — —	— — —	47,137 37,140 23,113	12,600 5,723 5,325	22,063 19,842 15,504	253,400 219,905 179,069

H. Elmer Richerson, President of the Bank and Executive Vice President of the Company	2015 2014 2013	324,913 312,416 300,400	— — —	— — —	— — —	274,189 234,833 179,886	123,308 111,179 104,648	85,144 86,667 83,027	807,554 745,095 667,960

Gary Whitaker, Executive Vice President of the Bank	2015 2014 2013	232,337 225,570 219,000	— — —	— — —	— — 14,225	136,659 116,395 90,161	42,419 29,622 27,879	33,014 36,190 33,580	444,429 408,777 384,845

John C. McDearman III, Executive Vice President of the Bank	2015 2014 2013	250,000 225,570 211,200	— — —	— — —	— — —	136,659 116,395 93,681	8,748 5,002 4,708	28,763 32,740 31,817	424,170 379,707 341,406
______________________

(1)
The amounts in the column captioned “Option Awards” reflect the aggregate grant date fair value for the awards as of the date of grant in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. For a description of the assumptions used by the Company in valuing these awards for the fiscal years ended December 31, 2013, 2014 and 2015, please see “Note 18 - Stock Option Plan” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)	Represents the change in the actuarial present value of the accumulated benefit of the Executive Salary Continuation Agreements, as amended, and SERP Agreements.

(3)
Represents for fiscal year 2013 (i) the Company’s matching grants under the Company’s 401(k) Plan and contributions under the Company’s profit sharing plan in the amounts of $24,480 for Mr. Clemons; $14,907 for Ms. Pominski; $24,480 for Mr. Richerson; $23,570 for Mr. Whitaker; and $23,519 for Mr. McDearman; (ii) Board of Director fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,546 for Mr. Clemons; $4,970 for Mr. Richerson; $7,800 for Mr. Whitaker; and $7,800 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $9,153, $597, $5,577, $2,210 and $498 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively, in relation to the Company's bank owned life insurance plan.

(4)
Represents for fiscal year 2014 (i) the Company’s matching grants under the Company’s 401(k) Plan and contributions under the Company’s profit sharing plan in the amounts of $24,960 for Mr. Clemons; $18,279 for Ms. Pominski; $24,960 for Mr. Richerson; $23,842 for Mr. Whitaker; and $23,842 for Mr. McDearman; (ii) Board of Director fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,546 for Mr. Clemons; $4,969 for Mr. Richerson; $7,800 for Mr. Whitaker; and $7,800 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $13,371, $1,562, $8,738, $4,548 and $1,098 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively, in relation to the Company's bank owned life insurance plan.

(5)
Represents for fiscal year 2015 (i) the Company’s matching grants under the Company’s 401(k) Plan and contributions under the Company’s profit sharing plan in the amounts of $25,408 for Mr. Clemons; $20,513 for Ms. Pominski; $25,408 for Mr. Richerson; $24,347 for Mr. Whitaker; and $24,687 for Mr. McDearman; (ii) Board of Director fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) fuel allowance in the amount of $2,880 for Mr. Clemons; $1,920 for Mr. Richerson; $3,696 for Mr. Whitaker; and $2,880 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $15,160, $1,550, $9,816, $4,971 and $1,196 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively, in relation to the Company's bank owned life insurance plan.

Grants of Plan-Based Awards for Fiscal 2015

The following table summarizes certain information regarding grants of plan-based awards to the Named Executive Officers in 2015:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under-lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
(a)	(b)	Threshold ($) (c)	Target ($) (d)(1)(2)(3)(4)	Maximum ($) (d)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	(#) (i)	(#) (j)	($/Sh) (k)	(l)
J. Randall Clemons	—	—	357,181	—	—	—	—	—	—	—	—
Lisa Pominski	—	18,018	31,734	47,137	—	—	—	—	—	—	—
H. Elmer Richerson	—	—	274,189	—	—	—	—	—	—	—	—
Gary Whitaker	—	—	136,659	—	—	—	—	—	—	—	—
John C. McDearman III	—	—	136,659	—	—	—	—	—	—	—	—

(1)
Mr. Clemons and Mr. Richerson were eligible for a cash incentive payment equal to 1.5% and 1.15%, respectively, of the Company’s after tax earnings for fiscal 2015. Mr. Clemons and Mr. Richerson were paid cash incentive payments of $357,181 and $274,189, respectively, for the fiscal year ended December 31, 2015.

(2)
Mr. Whitaker and Mr. McDearman were eligible for a cash incentive payment equal to .57% of the Company’s after tax earnings for fiscal 2015. Mr. Whitaker and Mr. McDearman were each paid a cash incentive payment of $136,659 for the fiscal year ended December 31, 2015.

(3)
Ms. Pominski was eligible for a cash incentive payment determined by the ROA performance of the Bank in fiscal 2015. For fiscal 2015, the Bank’s ROA was 1.25%. Based on this ROA, Ms. Pominski was paid a cash incentive payment equal to 12.5% of her base salary, or $23,137.

(4)
Ms. Pominski was eligible to earn between $0 and $2,000 per month in cash based on the achievement of certain Company and personal goals related to income and expense controls and new product effectiveness. Ms. Pominski was paid $24,000, or 100% of the maximum amount she was eligible to earn under this plan for 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Randall Clemons	—	1,500	—	37.75	01/01/2020	—	—	—	—
H. Elmer Richerson	—	1,000	—	37.75	01/01/2020	—	—	—	—
John C. McDearman III	400	600	—	40.25	06/01/2021	—	—	—	—
Lisa Pominski	—	600	—	39.75	01/03/2021	—	—	—	—
Gary Whitaker	200	800	—	45.25	11/21/2023	—	—	—	—
______________________

(1)	The options vest in 10% increments on each anniversary of the ten (10) year term.

Option Exercises and Stock Vested for Fiscal 2015

The following table provides information related to options exercised for each of the Named Executive Officers during the 2015 fiscal year. The Company has not issued restricted stock, stock appreciation rights or warrants to its Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)(1)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
J. Randall Clemons	300	$3,720	—	—
H. Elmer Richerson	400	4,000	—	—
John C. McDearman III	—	—	—	—
Lisa Pominski	100	920	—	—
Gary Whitaker	—	—	—	—

______________________

(1)	Represents the difference between the exercise price for the options exercised and the price at which the Company’s Common Stock last traded prior to the exercise of the option.

Pension Benefits for Fiscal 2015

The following table reflects information related to the Company’s Executive Salary Continuation Agreements and SERP Agreements with each of the Named Executive Officers:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
J. Randall Clemons(2)	Executive Salary Continuation Agreement, as amended	28	765,849	—
	SERP Agreements	28	426,236	—
Lisa Pominski	Executive Salary Continuation Agreement, as amended	28	25,261	—
	SERP Agreements	28	24,504	—
H. Elmer Richerson(2)	Executive Salary Continuation Agreement, as amended	25	533,513	—
	SERP Agreements	25	355,956	—
Gary Whitaker	Executive Salary Continuation Agreement, as amended	19	149,914	—
	SERP Agreements	19	104,405	—
John C. McDearman III	Executive Salary Continuation Agreement, as amended	17	24,936	—
	SERP Agreements	17	19,215	—

______________________

(1)
Amount represents the accrued liability balance at December 31, 2015. For more information see “Note 17 - Salary Deferral Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Executive Salary Continuation Agreement for each of the Named Executive Officers was frozen as of October 1, 2012.

(2)	Messrs. Clemons and Richerson are currently eligible for early retirement under their Executive Salary Continuation Agreements, as amended.

For a more detailed discussion of these Executive Salary Continuation Agreements, as amended, and the SERP Agreements, see “Compensation Discussion and Analysis - Post-Termination Benefits” above.

DIRECTOR COMPENSATION

The Company’s directors are classified in three (3) classes, with directors in each class serving for three (3) year terms and until his successor has been duly elected and qualified. The Board of Directors of the Company also serves as the Board of Directors of the Bank. In 2015, each director received $2,300 per month for his services as a director of the Company. In addition, each director received $850 per month for his services as a director of the Bank and $450 for each committee meeting of the Bank he attended, not to exceed $1,700 per month, as a member of the various committees on which he serves. In addition, fees of $2,484 and $1,836 were paid to each of the directors of the Company and the Bank, respectively, for attendance at the Company and the Bank planning retreats held during 2015. Messrs. C. Bell and Comer received $400 per month for serving on the Advisory Board of the Smith County branches of the Bank. Mr. J. Bell received $400 per month for serving on the Advisory Board of the DeKalb County branches of the Bank. Mr. Jordan received $200 per month serving on the Advisory Board of the Rutherford County branches of the Bank.

On April 14, 2014, the Bank entered into a Director Survivor Income Agreement with each of Messrs. Jack Bell, James Comer and James Patton, and on April 6, 2015, the Bank entered into a Director Survivor Income Agreement with Mr. Jordan (the “Outside Director Survivor Income Agreement”). The Outside Director Survivor Income Agreements were entered into to encourage Messrs. J. Bell, Comer, Jordan and J. Patton to remain in service to the Bank by the Bank providing certain survivor income benefits to those director’s designated beneficiaries if he dies prior to the termination of his or her service on the Bank’s Board of Directors.

In the event that Messrs. J. Bell, Comer, Jordan, or J. Patton is removed from the Board of Directors or is permanently prohibited from participating in the Bank’s activities by an order of the Bank’s regulators, or his service on the Board of Directors is terminated for “cause”, in each case prior to such person’s death, all obligations of the Bank under the Outside Director Survivor Income Agreement shall terminate. Cause under these agreements means the Bank has terminated the Director’s service for any of the following reasons: (i) gross negligence or gross neglect of duties; (ii) commission of a felony or of a gross misdemeanor involving moral turpitude; or (iii) fraud, disloyalty, or willful violation of any law or significant Bank policy committed in connection with the director’s service on the Board of Directors and resulting in an adverse effect on the Bank.

The amounts payable to the Messrs. J. Bell’s, Comer’s, Jordan’s, or J. Patton’s survivors under the Outside Director Survivor Income Agreements vary and, in some instances, are reduced based on the age of the director at the time his or her service on the Board of Directors is terminated. As of December 31, 2015, the amount payable under the agreements with each of the directors was $400,000. The Bank will pay the benefits due under the Outside Director Survivor Income Agreements from its general assets, but only so long as one of the Bank’s general assets is an enforceable life insurance policy on the director’s life that was issued by Massachusetts Mutual Life Insurance Company and Midland National Life Insurance Company.

The following table sets forth certain information with respect to the fees paid or earned by the members of the Boards of Directors of the Company and the Bank for services in 2015:

Name(1) (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compen-sation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(3) (g)	Total ($) (h)

Charles Bell(2)	54,720	—	—	—	—	—	54,720
Jack W. Bell(2)	56,720	—	—	—	—	1,872	58,592
James F. Comer(2)	55,920	—	—	—	—	2,080	58,000
Jerry L. Franklin	52,320	—	—	—	—	—	52,320
John B. Freeman	52,320	—	—	—	—	—	52,320
William P. Jordan(2)	54,320					1,008	55,328
Harold R. Patton	52,320	—	—	—	—	—	52,320
James Anthony Patton	52,320	—	—	—	—	1,660	53,980

______________________

(1)
Randall Clemons, the Company’s and the Bank’s Chief Executive Officer, and Elmer Richerson, the President of the Bank, are not included in this table as they are also Named Executive Officers of the Company and their compensation for service on the Boards of Directors of the Company and the Bank is reflected in the Summary Compensation Table above.

(2)
Includes fees for services as a director of both the Company and the Bank and includes fees for board meetings, committee meetings, and in the case of Messrs. C. Bell and Comer, $2,400 and $3,600, respectively, for service on the advisory boards of each of the Smith County branches of the Bank, and in the case of Mr. J. Bell, $4,400, respectively, for service on the advisory board of the DeKalb County branches of the Bank, and for Mr. Jordan $2,000 for service on the advisory board of the Rutherford County branches of the Bank.

(3)	Reflects the value of premiums paid in connection with the Director Survivor Income Agreements.

Personnel Committee Interlocks and Insider Participation

During fiscal 2015, the Personnel Committee of the Board of Directors of the Bank was composed of Messrs. Comer, H. Patton, Jordan and J.A. Patton, with Mr. J.A. Patton serving as the committee’s Chairman. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable regulations of the SEC.

No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

For a discussion of those officers and employees who participated in deliberations of the Board of Directors of either the Company or the Bank concerning executive officer compensation, see “Compensation Discussion & Analysis” above.

Certain Relationships and Related Transactions

Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan or deposit transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans or deposits were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing in the market at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.

During 2015, Jack Bell Builders was paid an aggregate of $1,221,000 by the Bank for repairs and maintenance of several of the Bank’s branch offices and the construction of a new branch location. This company is owned 100% by Jack Bell, a director of the Company and the Bank. The Building Committee makes recommendations to the Boards of Directors of the Company and the Bank on certain building projects for which Jack Bell Builders is given consideration. In such instances, the Board of Directors does not permit Mr. Jack Bell to participate in its discussions or cast a vote with respect to such building projects. Additionally, Mr. J. Bell is the son of Charles Bell, another director of the Company, and accordingly, Mr. C. Bell is similarly restricted from participating in the discussions of the Board of Directors or voting on any building project in which Jack Bell Builders has an interest.

Related party transactions between the Company or the Bank and the directors or executive officers are approved in advance by the Company’s or the Bank’s Board of Directors, as appropriate.

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS

Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to J. Randall Clemons, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087. Proposals must be in writing and must be received by the Company prior to November 15, 2016 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2017 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

For any other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder must forward such proposal to Mr. Clemons at the Company’s main office (listed above) prior to January 28, 2017.

GENERAL

In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company’s 2015 Annual Report is mailed herewith. A shareholder may obtain a copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2015 without charge by writing to Lisa Pominski, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.

By order of the Board of Directors,

J. Anthony Patton
Secretary

Lebanon, Tennessee
March 14, 2016

Appendix A
Wilson Bank Holding Company
2016 Equity Incentive Plan

Section 1.	Purpose.

This plan shall be known as the “The Wilson Bank Holding Company 2016 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Wilson Bank Holding Company (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act; and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

2.2“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

2.3“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

2.4“Board” means the Board of Directors of the Company.

2.5“Cause” means, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.
2.6“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(ii) as the result of, or in connection with, consummation of any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.7“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8“Committee” means the Personnel Committee of the Board or such other committee as the Board may so designate. The Committee shall be composed of not less than two Non-Employee Directors, at least two of whom shall be a “non-employee director” for purposes of exchange Act Section 16 and Rule 16b-3 thereunder.

2.9“Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.

2.10“Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.11“Director” means a member of the Board or a member of the board of directors of any Subsidiary or Affiliate of the Company.

2.12“Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.

2.13“Early Retirement” means, unless otherwise provided in the applicable Award Agreement, retirement of a Participant with the express consent of the Committee at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

2.14“Effective Date” has the meaning provided in Section 16.1 of the Plan.

2.15“Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

2.16“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17“Fair Market Value” means, as of any date, the value of a Share as determined by the Committee, in its discretion, subject to the following: (i) if, on such date, Shares are listed on a national or regional securities exchange or market system, or Share prices are quoted on the Over the Counter Bulletin Board (OTCBB), the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share price is so quoted instead) as quoted on such national or regional securities exchange, market system or OTCBB constituting the primary market of the Shares, as reported in The Wall Street Journal, the OTCBB or such other source as the Company deems reliable; if the relevant date does not fall on a day on which the Shares have traded over the counter or on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion, and (ii) in the event there is no public market for the Shares on such date, the fair market value as determined by the Board or Committee pursuant to the reasonable application of such reasonable valuation method as the Board or Committee in its sole discretion shall deem appropriate; provided, however, that, with respect to Incentive Stock Options, “fair market value” shall be determined pursuant to Section 422(c)(7) of the Code, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

2.18“Good Reason” means, unless otherwise provided in an Award Agreement, (i) the assignment of duties to a Participant following a Change in Control that are materially adversely inconsistent with the Participant’s duties immediately prior to a Change in Control, and failure to rescind such assignment within thirty (30) days of receipt of notice from the Participant; (ii) a material reduction in a Participant’s title, authority or reporting status following a Change in Control as compared to such title, authority or reporting status immediately prior to a Change in Control, (iii) a relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than fifty (50) miles from the location at which the Participant performed such duties prior to the Change in Control; (iv) a reduction in the Participant’s base salary as in effect immediately prior to a Change in Control or the failure of the Company to pay or cause to be paid any compensation or benefits when due, and failure to restore such annual base salary or make such payments within five (5) days of receipt of notice from the Participant; or (v) the failure to include the Participant in any new employee benefit plans proposed by the Company or a material reduction in the Participant’s level of participation in any existing plans of any type; provided that a Company-wide reduction or elimination of such plans shall not constitute “Good Reason” for purposes of this Plan.

2.19“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

2.20“Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate of the Company.

2.22“Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

2.23 “Normal Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

2.24“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.25“Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

2.26“Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan.

2.27“Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

2.28“Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.

2.29“Performance Award” means any Award granted under Section 8 of the Plan.

2.30“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.31“Restricted Share” means any Share granted under Sections 7 to 10 of the Plan.

2.32“Restricted Share Unit” means any unit granted under Sections 7 to 10 of the Plan.

2.33“Retirement” means Normal or Early Retirement.

2.34“SEC” means the Securities and Exchange Commission or any successor thereto.

2.35“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.36“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.37“Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.38“Shares” means shares of the common stock, par value $2.00 per share, of the Company, or any security into which such shares may be converted by reason of any event of the type referred to in Sections 4.2, 13.3, and 14.3.

2.39“Share Reserve” has the meaning set forth in Section 4.1 hereof.

2.40“Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.41“Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.

2.42“Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

2.43“Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.	Administration.

3.1Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full and final power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xv) adopt special guidelines and provisions for Persons who are residing in, employed in or subject to the taxes of any domestic or foreign jurisdiction to comply with applicable tax and securities laws of such domestic or foreign jurisdiction; and (xvi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement related thereto or make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2    Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the

Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3    Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section 16.

3.4    No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.	Shares Available for Awards.

4.1    Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares reserved and available for distribution under the Plan shall not exceed 750,000 Shares, (the "Share Reserve"). The number of Shares with respect to which Incentive Stock Options may be granted under this Plan shall be no more than 100,000. If any Award granted under this Plan (whether before or after the Effective Date of this Plan) shall expire, terminate, be settled in cash or a net number of Shares or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, shall be added back to the Share Reserve. Additionally, if an Option or SAR is exercised, in whole or in part, by tender of Shares, or if the Company’s tax withholding obligation for any Award is satisfied by withholding Shares, any such Shares shall be added back to the Share Reserve.The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

4.2    Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, if there shall occur any change in the capital structure of the Company by reason of any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event having an effect similar to the foregoing, affects the Shares, then the Committee shall, in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement or dilution of rights and benefits under such Awards.

4.3    Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

4.4    Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.	Eligibility.

Any current or prospective Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10, provided further that the vesting and exercise of an Award to a prospective Employee, Director or Consultant are conditioned upon such individual attaining such status.

Section 6.	Stock Options and Stock Appreciation Rights.

6.1    Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option Price or Grant Price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. An Employee who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, or if Options fail to qualify as Incentive Stock Options for any other reason, such Options shall constitute Non-Qualified Stock Options.

6.2    Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date such Option is deemed to have been granted pursuant to Section 6.1, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date such SAR is deemed to have been granted pursuant to Section 6.1. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) lower the Option Price of an Option after it is granted, (ii) lower the Grant Price of an SAR after it is granted, (iii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award) and grant substitute Options with a lower Option Price than the cancelled Options, (iv) cancel an SAR when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

6.3    Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4    Exercise.

(a)    Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after the grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b)    The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(c)    An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.  Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price or Grant Price, as applicable, of such Award by an amount as may be determined by the Committee, the Participant has not exercised the Option or SAR and the Option or SAR has not otherwise expired, the Option or SAR shall be deemed to have been exercised by the Participant on such day with payment of the Option Price made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes, and any fractional Share shall be settled in cash; and in the case of an SAR, the net number of Shares that the Participant would have received had the Participant actually exercised such SAR on such date.

(d)    Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6 of the Plan), such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6). Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(e)    At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5    Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award (or if later, the date on which the Participant first became an Employee, Director or Consultant) and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).

6.6    Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market

Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7.	Restricted Shares and Restricted Share Units.

7.1    Grant.

(a)    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)    Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the Participant receiving such Award must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions (including, but not limited to, performance goals based on the criteria listed in Section 11 of the Plan) that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2    Delivery of Shares and Transfer Restrictions.

(a)    At the time a Restricted Share Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving such Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant receiving such Award subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b)    Unless otherwise provided in the applicable Award Agreement, the Participant receiving an Award of Restricted Shares shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) the Committee shall determine whether and under what conditions during the restricted period the Participant shall have the right to vote such shares or to receive dividends, or whether such dividends on Restricted Shares shall be held in escrow; and (iv) except as otherwise determined by the Committee at or after grant, all of the Shares (and any escrowed dividends) shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed. Any share, any other securities of the Company and any other property (except for cash dividends, which shall be subject to such restrictions as the Committee may determine in its discretion) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares. Notwithstanding the foregoing, upon a Separation from Service the Company will recoup, recapture, recover or set off (out of amounts otherwise payable or paid to a Participant) or otherwise require the repayment of the amount of all dividends previously paid to such Participant on Restricted Shares forfeited upon such Separation from Service.

7.3    Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form). The Company shall have the right to repurchase Restricted Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the Award Agreement with respect to such Restricted Shares are not satisfied prior to the end of the applicable restricted period.

7.4    Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be currently paid on Restricted Share Units that are not yet vested. Accordingly, prior to the distribution thereof, any dividend equivalents not yet paid to a Participant shall be subject to the same conditions and restrictions as the Restricted Share Units on which the dividend equivalents have been credited and in the event that dividend equivalents are credited on Restricted Share Units that a Participant subsequently forfeits, the dividend equivalents on such Restricted Share Units shall also be forfeited. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.	Performance Awards.

8.1    Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Except as otherwise determined by the Committee at or after grant, Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.	Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10.	Non-Employee Director and Outside Director Awards.

10.1    Non-Employee Director Awards. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2    Outside Director Awards. The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11.	Provisions Applicable to Covered Officers and Performance Awards.

11.1    Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2    The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings or book value per Share;

(b) net income;

(c) return on equity, assets, capital, capital employed or investment;

(d) earnings before interest, taxes, depreciation and/or amortization;

(e) operating income or profit;

(f) operating efficiencies;

(g) asset quality ratios such as the ratio of criticized/classified assets to capital, the ratio of classified assets to capital and the allowance for loan losses, the ratio of nonperforming loans and/or past due loans greater than 90 days and non-accrual loans to total loans, the ratio of nonaccrual loans to total loans or the ratio of net charge-offs to average loans or other similar asset quality measures;

(h) allowance for loan losses;

(i) net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends;

(j) cash flow(s);

(k) total revenues or revenues per employee;

(l) stock price or total shareholder return;

(m) growth in deposits;

(n) debt or cost reduction;

(o) dividends;

(p) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or

(q) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, Affiliates, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may provide for the exclusion of charges or revenue related to events or occurrences which the Committee determines should appropriately be excluded, including (a) restructurings, investments, mergers and acquisitions, discontinued operations, extraordinary items, (b) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the effects of changes in tax laws, accounting principles or other such laws or provisions affecting reported results, (d) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (e) litigation or claims, judgments or settlements, or (f) such other similar matters as may be determined by the Committee; provided, that the Committee commits to make any such adjustments within the 90-day period set forth in Section 11.4. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Performance Awards, including Performance Share Awards and Performance Unit Awards; provided, that any action pursuant to this sentence with respect to a Covered Officer shall be in compliance with Section 162(m).

11.3    With respect to any Covered Officer: (a) the maximum number of Shares in respect of which all Performance Awards may be granted in any fiscal year under Section 8 of the Plan is 10,000; (b) the maximum amount of all Performance Awards that are settled in cash and that may be granted in any fiscal year under Section 8 of the Plan is $750,000; and (c) the maximum number of all Shares in respect of which Options or SARs (taken together) may be granted in any fiscal year under the Plan is 10,000. The individual Covered Officer limitations set forth in this Section 11.3 shall be cumulative; that is, to the extent that Shares or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in that fiscal year (such shortfall, the “Shortfall Amount”), the number of Shares (or amount of cash, as the case may be) available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until the earlier of the time the Shortfall Amount has been granted to the Participant, or the end of the third fiscal year following the year to which such Shortfall Amount relates (determined on a “first-in-first-out” basis).

11.4    In the case of grants of Performance Awards with respect to which compliance with Section 162(m) is intended, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5    Unless otherwise expressly stated in the relevant Award Agreement, each Performance Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12.	Separation from Service.

12.1    The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, including for Good Reason, or by reason of death, Disability, Early Retirement or Normal Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

12.2    Unless otherwise provided in this Plan, an Award Agreement, or by a contractual agreement between the Company or a Subsidiary and a Participant, if a Participant’s employment with or service to the Company or a Subsidiary terminates before the restrictions imposed on the Award lapse, the performance goals have been satisfied or the Award otherwise vests, such Award shall be forfeited.

Section 13.	Change in Control.

13.1    Accelerated Vesting. The Committee or, with respect to Awards granted pursuant to Section 10, the Board, may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.2    Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must modify the terms of any such assumed Award to provide that if the Participant’s employment (or, in the case of a Director, service on the Board) with the Company, the Acquiror or any Subsidiary or Affiliate of the Company or the Acquiror is terminated for any reason within twelve months following the Change in Control, such assumed Award shall vest, become immediately exercisable and payable and all restrictions with respect thereto shall be lifted in each case upon the such termination. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control.

13.3    Cash-Out of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share including pursuant to Section 13.1 subject to such Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.4    Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards relating to performance periods that will not have ended as of the date of a Change in Control shall be terminated and canceled for no further consideration.

Section 14.	Amendment and Termination.

14.1    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2    Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3    Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

Section 15.	General Provisions.

15.1    Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2    Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3.     Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.4    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5    Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6    Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered (including, but not limited to, through an online equity incentive plan management portal) to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8    Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

15.9    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10    No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.12    Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13    Other Laws. The Company will not be obligated to issue, deliver or transfer any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered pursuant to the Plan until: (a) all conditions of the applicable Award Agreement have been met or removed to the satisfaction of the Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with any state or federal securities or other law, in connection with the issuance and delivery of such Shares have been satisfied; (c) the Participant or holder or beneficiary of the Shares or Award has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of any state or federal securities or other law; and (d) such issuance would not entitle the Company to recover amounts under Section 16(b) of the Exchange Act from such Participant or holder or beneficiary of the Shares or Award. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue the Shares as to which such requisite authority shall not have been obtained.

15.14    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.15    Clawback. Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with any such requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC, in each case, applicable to the Company.

15.16    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.	Term of The Plan.

16.1    Effective Date. The Plan shall be effective upon the date that it is adopted by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders at a meeting duly held in accordance with applicable law within twelve (12) months following the Effective Date. Upon such approval of the Plan, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if such approval had occurred on the Effective Date. If the Plan is not approved as set forth in this section, any Awards granted under the Plan shall be null and void and of no effect.

16.2    Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

APPENDIX B
ARTICLES OF AMENDMENT
TO THE CHARTER
OF
WILSON BANK HOLDING COMPANY

In accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the "Articles of Amendment") to its Charter (the "Charter"):

1.    Name of Corporation. The name of the Corporation is Wilson Bank Holding Company.

2.    Section 6 of the Charter is hereby deleted in its entirety and replaced with the following:

“6. The number of shares of stock the corporation is authorized to issue is one hundred (100) shares of Organizational Stock, no par value per share and fifty million (50,000,000) shares of Common Stock, $2.00 par value per share.”

3.    Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.

4.    Adoption. These Articles of Amendment were duly adopted by the Board of Directors on January 25, 2016, and by the shareholders of the Corporation on April 12, 2016.

5.    Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

(Remainder of page intentionally left blank.)

B- 1

IN WITNESS WHEREOF, the Bank has caused this Amendment to be duly executed this 12th day of April, 2016.

WILSON BANK HOLDING COMPANY

By: __________________________________________
Name: J. Randall Clemons
Title: Chief Executive Officer

B- 2

Form of Proxy Card
 WILSON BANK HOLDING COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on April 12, 2016.
The undersigned hereby appoints James Comer and Jerry Franklin, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Wilson Bank Holding Company, held by the undersigned as of the close of business on February 8, 2016 at the Annual Meeting of Shareholders to be held Tuesday, April 12, 2016, at 7:00 p.m. (CDT), at the main office of Wilson Bank and Trust located at 623 West Main Street, Lebanon, Tennessee 37087, and any adjournment(s) thereof.

1.	ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below)

Class III directors:

James F. Comer
Jerry L. Franklin
John B. Freeman

Class II directors:

Charles Bell

Withhold authority to vote for all nominees;

Withhold authority to vote for the following nominee(s), write that nominee’s name on the line below:

2.	RATIFICATION OF MAGGART & ASSOCIATES, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
For    [            ]    Against     [            ]    Abstain    [            ]

3.	ADOPTION OF THE COMPANY'S 2016 EQUITY INCENTIVE PLAN
For    [            ]    Against     [            ]    Abstain    [            ]

4.	APPROVAL OF THE CHARTER AMENDMENT, to increase the authorized shares of the Company's common stock to 50,000,000.
For    [            ]    Against     [            ]    Abstain    [            ]
In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Form of Proxy Card

Signature	Date
Signature (if held jointly)	Date
Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.
BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ADDRESSED
POSTAGE PAID ENVELOPE PROVIDED